UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 15, 2007
AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 E. Houston, San Antonio, Texas	78205

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Throughout this document, AT&T Inc. is referred to as “we” or “AT&T.”
On March 15, 2007, AT&T issued the following long-term debt:
(a) Euro 1,250,000,000 principal amount of 4.375 percent Euro Notes due 2013 (Euro 1,250,000,000 is equivalent to U.S. $1,653,750,000 based on the March 14, 2007 exchange rate) pursuant to a Subscription Agreement dated March 13, 2007 with a group of European investment banks; and (b) Sterling 600,000,000 principal amount of 5.50 percent Notes due 2027 (Sterling 600,000,000 is equivalent to U.S. $1,161,600,000, based on the March 14, 2007 exchange rate), pursuant to a subscription agreement dated March 13, 2007 with a group of European investment banks. The net proceeds, expected to amount to approximately Euro 1,244,237,500 in respect of the Euro notes and Sterling 588,768,000 in respect of the Sterling notes will be used by AT&T for general corporate purposes, including repurchases of its common stock under its previously announced stock repurchase plan.
The terms and conditions of the Euro and Sterling Notes are filed as exhibits hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
The following exhibits are filed as part of this report:
(d) Exhibits
99.1	Terms and Conditions of 4.375 percent Euro Notes

99.2	Terms and Conditions of 5.50 percent Sterling Notes

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.
Date: March 15, 2007	By:	/s/ John J. Stephens
John J. Stephens
Senior Vice President and Controller